Exhibit 99.1
FOR IMMEDIATE RELEASE

PRESSTEK REPORTS SOLID FOURTH QUARTER RESULTS
•	Delivers 8% sequential revenue growth to $66 million
•	Achieves 16% sequential digital product revenue growth
•	Reaches record DI press revenue and unit shipments

Hudson, NH - February 21, 2006 - Presstek, Inc. (Nasdaq:PRST), a leading manufacturer and marketer of high tech digital imaging solutions for the graphic arts and laser imaging markets, today reported fourth quarter and full year results for 2006. Consolidated revenue from continuing operations for the fourth quarter of 2006 was $66.1 million, compared to $65.8 million in the same quarter last year, and $61.4 million in Q3. For the full year, Presstek reported consolidated revenue from continuing operations of $265.7 million, compared to $259.1 million in 2005.

The company’s results for the fourth quarter reflect three unusual items, which affected GAAP results. First, net income was affected by Presstek treating the shutdown of the Precision Analog newspaper plate business as a discontinued operation. Net income in the fourth quarter includes a $2.4 million loss from the discontinued Precision analog operations.

Second, special charges included the expensing of the Precision analog goodwill amounting to $2.6 million. Special charges also included the expensing of $2.2 million of previously capitalized legal costs related to patent defense in litigation that Presstek has brought against a competitor. This action was prompted by a determination that the company made in December, that the merits of our legal action had increased, and that the likelihood of settlement had changed.

Third, net income from continuing operations was affected by income tax accounting. Due to Presstek’s recent track record of profitability and the company’s expectation of future profitability, the company has reversed its deferred tax asset reserves, which resulted in an income tax benefit in the quarter of $10.7 million.

Revenue for the fourth quarter of 2006 was made up of the following components:
•	Consolidated equipment revenue of $25.8 million, compared to $24.4 million in the same quarter last year;
•	Consolidated consumable revenue of $30.0 million, compared to $29.7 million in the same quarter last year;
•	Digital equipment and consumables revenue of $44.9 million, compared to $38.6 million in the same quarter last year;
•	Consolidated service revenue of $10.3 million, compared to $11.7 million the same quarter last year;

Net income in the fourth quarter was $4.6 million or $0.13 per diluted share, compared to $2.4 million or $0.07 per share in the same quarter last year and a net loss of $423,000 or ($0.01) per share in Q3. For the full-year 2006, net income was $9.7 million, or $0.27 per share, compared to $6.1 million or $0.17 in 2005.

Excluding special charges, operating income in Q4 of 2006 was $1.9 million, compared $3.2 million in the same quarter last year and $72,000 in Q3.

The numbers presented above represent the results of continuing operations and include non-GAAP measures. A full reconciliation of GAAP to non-GAAP measures is provided in the financial tables below. Supplemental Financial Information has been provided with this release to provide additional details on the company’s performance.

Presstek’s President and Chief Executive Officer Edward J. Marino said, “Our execution started to show the improvements we anticipated in Q4. Our fourth quarter revenue was up 8% from Q3, and was our best sequential gain in a year. In addition, our revenue mix was of a higher, more favorable quality and contained a heavier mix of digital products than in prior quarters.

“Our operating income for the fourth quarter was $1.9 million, achieving our target of positive operating profit. This level of profit is in the right direction but still far below our potential. While there are additional improvements we can make, we believe that with highlights such as record DI equipment sales, we have entered 2007 with a healthy foundation we can expand upon.”

In the quarter, equipment and service gross margins improved, while consumables margins held flat despite addressing quality issues. Gross margins benefited from reduced expenses arising from cost reductions implemented in the quarter. Operating expenses were also reduced by $0.5 million in the quarter despite costs associated with the Graph Expo trade show.

Debt-net-of-cash in Q4 was $28.1 million, down from $29.9 million in the same quarter last year, but up from $26.9 million in Q3, due to funding the shutdown of the Precision analog operations in Q4 described above.

Outlook
Due to seasonality, for Q1 of 2007, Presstek expects total revenue in the range of $63 to $65 million. The company also expects to again report positive operating income in the quarter.

For the full year 2007, Presstek expects total revenue to grow by at least 5% from 2006, with digital equipment and consumables expected to grow by at least 15%. The company expects operating margin to grow to approximately 5% of revenue, on a full-year basis.

Conference Call and Webcast
Presstek's fourth quarter 2006 conference call is scheduled to take place at 8:30 a.m. (Eastern) on February 22, 2006. In the call the company intends to discuss its financial results and provide an update on the current state of the business.

To participate in the conference call, please dial (888) 396-2356 (domestic) or (617) 847-8709 (international) and reference call ID 68859549. A live webcast of the call will be available on the Investor Relations pages of Presstek's web site at www.presstek.com.

A replay of this conference call will be available from 10:30 AM Eastern Time on Thursday, February 22, 2007 through midnight Eastern Time on Thursday, March 1, 2007 at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 93458583. An archived web cast of this conference call will be available on the Investor Relations pages of Presstek's web site at www.presstek.com.

About Presstek
Presstek, Inc. is a leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI(R), CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins. Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications. For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, regarding revenue and profitability and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, market acceptance of and demand for the company's products and resulting revenue; further review and finalization of the Company's results and subsequent audit review of transaction documentation; the ability of the company to meet its stated financial and operational objectives, the company's dependency on its strategic partners (both on manufacturing and distribution), and other risks detailed in the company's Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

CONTACTS:
Moosa E. Moosa
Executive Vice President/           Investor Relations
Chief Financial Officer        (603) 594-8585 x3559
(603) 595-7000              Email: investorrelations@presstek.com

PRESSTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 30,	December 31,	December 30,	December 31,
	2006	2005	2006	2005

Revenue
Product	$55,801	$54,105	$220,724	$210,613
Service and parts	10,265	11,741	44,970	48,521
Total revenue	66,066	65,846	265,694	259,134

Cost of revenue
Product	39,289	36,678	154,250	143,952
Service and parts	7,391	8,348	32,466	32,862
Total cost of revenue	46,680	45,026	186,716	176,814

Gross profit	19,386	20,820	78,978	82,320

Operating expenses
Research and development	1,526	1,590	6,409	7,335
Sales, marketing and customer support	9,950	10,355	39,970	40,241
General and administrative	5,394	4,881	19,938	20,970
Amortization of intangible assets	645	757	2,980	2,595
Special charges (credits)	5,191	(35)	4,983	874
Total operating expenses	22,706	17,548	74,280	72,015

Income (loss) from operations	(3,320)	3,272	4,698	10,305
Interest and other income (expense), net	(563)	(160)	(1,826)	(2,220)

Income (loss) from operations before income taxes	(3,883)	3,112	2,872	8,085
Income taxes - provision (benefit)	(10,937)	673	(9,700)	1,164

Income from continuing operations	7,054	2,439	12,572	6,921
Income (loss) from discontinued operations	(2,431)	4	(2,902)	(835)

Net income	$4,623	$2,443	$9,670	$6,086

Earnings (loss) per common share
Basic from continuing operations	$0.20	$0.07	$0.35	$0.20
Basic from discontinued operations	$(0.07)	$0.00	$(0.08)	$(0.03)
Total Basic	$0.13	$0.07	$0.27	$0.17

Diluted from continuing operations	$0.20	$0.07	$0.35	$0.19
Diluted from discontinued operations	$(0.07)	$0.00	$(0.08)	$(0.02)
Total Diluted	$0.13	$0.07	$0.27	$0.17

Weighted average shares outstanding
Weighted average shares outstanding - basic	35,626	35,352	35,565	35,153
Dilutive effect of options	62	399	291	419
Weighed average shares outstanding - diluted	35,688	35,751	35,856	35,572

PRESSTEK, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 30,	December 31,
	2006	2005

ASSETS
Current assets
Cash and cash equivalents	$9,449	$5,615
Accounts receivable, net	53,158	42,194
Inventories, net	46,050	48,463
Other current assets	1,594	1,175
Deferred income taxes	8,546	-
Net assets of discontinued operations	3,321	4,288
Total current assets	122,118	101,735

Property, plant and equipment, net	42,454	45,147
Intangible assets, net	8,741	11,303
Goodwill	20,518	23,089
Deferred income taxes	2,720	-
Other noncurrent assets	544	213

Total assets	$197,095	$181,487

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt and capital lease obligation	$7,037	$7,037
Line of credit	15,000	6,036
Accounts payable	27,126	20,114
Accrued expenses	9,626	16,570
Deferred revenue	7,901	8,579
Net liabilities of discontinued operations	3,707	1,233
Total current liabilities	70,397	59,569

Long-term debt and capital lease obligation, less current portion	15,535	22,570
Deferred income taxes	-	715

Total liabilities	85,932	82,854

Commitments and contingencies

Stockholders' equity
Preferred stock	-	-
Common stock	357	354
Additional paid-in capital	108,769	106,268
Accumulated other comprehensive income (loss)	297	(59)
Retained earnings (accumulated deficit)	1,740	(7,930)
Total stockholders' equity	111,163	98,633

Total liabilities and stockholders' equity	$197,095	$181,487

PRESSTEK, INC.
CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL INFORMATION
$000's
(Unaudited)

	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006
Revenue
Equipment
Presstek
Digital
DI	$6,277	$11,474	$10,834	$14,906	$12,137	$18,238
CTP	5,356	5,632	6,120	5,254	3,300	2,786
Other	1,195	364	1,216	1,307	563	173
Analog	4,285	5,660	4,248	4,010	3,031	2,697
Lasertel digital	1,044	1,281	1,191	1,886	1,807	1,874
Total equipment	$18,157	$24,411	$23,609	$27,363	$20,838	$25,768

DI units	38	65	57	64	51	72
Vector and Dimension CTP units	58	58	78	64	36	35
DPM CTP units	47	63	61	47	39	24

Consumables
Presstek
Digital	$20,794	$19,855	$21,551	$22,398	$20,797	$21,948
Analog	10,806	9,839	9,984	9,441	8,943	8,084
Total consumables	$31,600	$29,694	$31,535	$31,839	$29,740	$30,032

New technology consumables (included in above amounts)
DI (includes Ryobi platform and Karat)	$4,148	$4,645	$4,612	$5,139	$4,890	$5,339
CTP (includes Anthem, Applause, Freedom, etc.)	$4,047	$4,081	$4,994	$4,649	$4,623	$4,190

Product revenue components % (equipment and consumables)
Digital	70%	71%	74%	77%	76%	81%
Analog	30%	29%	26%	23%	24%	19%

Service
Contract, billable and installation/warranty	$8,767	$8,909	$9,256	$8,871	$8,331	$7,708
Parts	2,770	2,832	2,928	2,809	2,510	2,557
Total service	$11,537	$11,741	$12,184	$11,680	$10,841	$10,265

Revenue channels
OEM	$6,724	$6,927	$8,783	$7,676	$6,137	$6,267
Direct and dealer	$54,570	$58,919	$58,544	$63,204	$55,282	$59,799

Geographic revenues (origination)
North America	$49,252	$53,661	$54,572	$54,590	$48,100	$51,990
Europe	12,042	12,185	12,756	16,292	13,319	14,076
Consolidated	$61,294	$65,846	$67,328	$70,882	$61,419	$66,066

Gross margin
Presstek
Equipment	11.0%	10.9%	13.2%	11.0%	9.2%	11.2%
Consumables	46.7%	48.7%	44.0%	45.5%	43.6%	43.6%
Service	30.8%	28.9%	32.0%	25.6%	25.3%	28.0%
Lasertel (digital)	-36.7%	13.6%	-3.2%	14.2%	14.2%	20.1%
Consolidated	32.2%	31.6%	30.9%	29.3%	29.4%	29.3%

Operating expenses, excluding special charges	$18,121	$17,582	$16,654	$17,157	$17,972	$17,516

Profitability
Net income (loss)	$823	$2,443	$2,724	$2,746	$(423)	$4,623
Add back: Net (income) loss from discontinued operations	$201	$(4)	$254	$(167)	$383	$2,431
Net income (loss) from continuing operations	$1,024	$2,439	$2,978	$2,579	$(40)	$7,054
Add back:
Interest	528	580	449	538	644	614
Other (income) expense	(49)	(420)	103	78	(548)	(50)
Tax charge (benefit)	189	673	602	411	224	(10,937)
Special charges (credits)	(73)	(35)	-	-	(208)	5,191
Operating income (loss) from continuing operations	1,619	3,237	4,132	3,606	72	1,872
Add back:
Depreciation and amortization	2,851	2,443	2,531	2,487	2,566	2,502
Other income (expense)	49	420	(103)	(78)	548	50
EBITDA From Continuing Operations (A)	$4,519	$6,100	$6,560	$6,015	$3,186	$4,424

Cash Earnings From Continuing Operations
Net income from continuing operations	1,024	2,439	2,978	2,579	(40)	7,054
Add back:
Special charges (credits)	(73)	(35)	-	-	(208)	5,191
Depreciation and amortization	2,851	2,443	2,531	2,487	2,566	2,502
Non cash portion of equity compensation	(23)	148	31	30	146	167
Non cash portion of taxes	149	277	140	143	143	(11,151)
Cash Earnings From Continuing Operations (A)	3,928	5,272	5,680	5,239	2,607	3,763

Working capital
Current assets (excluding net assets of discontinued operations)	$93,360	$97,447	$98,542	$103,598	$102,498	$118,797
Current liabilities
Short-term debt	7,000	13,036	14,000	14,466	16,000	22,000
All other current liabilities	48,287	45,301	41,710	44,983	42,834	44,690
Current liabilities	55,287	58,337	55,710	59,449	58,834	66,690
Working capital	38,073	39,110	42,832	44,149	43,664	52,107
Add back short-term debt	7,000	13,036	14,000	14,466	16,000	22,000
Working capital, excluding short-term debt (A)	$45,073	$52,146	$56,832	$58,615	$59,664	$74,107

Debt net of cash (A)
Calculation of total debt:
Current portion of long-term debt	$7,000	$7,000	$7,000	$7,000	$7,000	$7,000
Line of credit	-	6,036	7,000	7,466	9,000	15,000
Long-term debt, net of current portion	24,250	22,500	20,750	19,000	17,250	15,500
Total debt	31,250	35,536	34,750	33,466	33,250	37,500
Cash	5,798	5,615	5,918	8,566	6,345	9,449
Debt net of cash	$25,452	$29,921	$28,832	$24,900	$26,905	$28,051

Days sales outstanding	47	53	49	52	60	62

Days inventory outstanding	66	66	62	53	61	61

Capital expenditures	$722	$2,356	$1,306	$874	$1,117	$736

Employees	881	861	876	878	852	813

(A)EBITDA [earnings before interest, taxes, depreciation, amortization and restructuring and merger-related charges (credits)]; Working capital, excluding short-term debt; Debt net of cash; and Cash earning from continuing operations are not measures of performance under accounting principles generally accepted in the United States of America ("GAAP") and should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP. Presstek's management believes that EBITDA provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that Cash earnings from continuing operations provides meaningful supplemental information regarding Presstek's current financial performance and prospects for the future. Presstek's management believes that
Working capital, excluding short-term debt, provides meaningful supplemental information regarding Presstek's ability to meet its current liability obligations.
Presstek's management believes that Debt net of cash provides meaningful information on Presstek's debt relative to its cash position. Presstek believes that both management and investors benefit from referring to these non-GAAP measures in assessing the performance of Presstek's ongoing operations and liquidity, and when planning and forecasting future periods. These non-GAAP measures also facilitate management's internal comparisons to Presstek's historical operating results and liquidity. Our presentations of these measures, however, may not be comparable to similarly titled measures used by other companies.
Reconciliations of these measures to GAAP are included in the tables above.